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                                                     EXHIBIT 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of Barnes Group Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2000 relating to the financial statements, which appear on page 24 of the 1999 Annual Report to Stockholders of Barnes Group Inc., which is incorporated by reference in Barnes Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 8, 2000 relating to the financial statement schedule, which appears on page 16 of Form 10-K.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Hartford, Connecticut
July 14, 2000




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